Exhibit 32.1

CERTIFICATIONS

Each of the undersigned, in his capacity as the Chief Executive Officer and Chief Financial Officer of Novatel Wireless Inc., as the case may be, provides the following certifications required by 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1. The Annual Report on Form 10-K for the year ended December 31, 2004, as filed by the Company with the Securities and Exchange Commission and as amended by this Amendment No. 1 on Form 10-K/A (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 29th day of April, 2005.

/s/ PETER LEPARULO
Peter Leparulo Chief Executive Officer

/s/ DAN L. HALVORSON
Dan L. Halvorson Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)